Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Life Sciences Research, Inc. (the “Company”) for the fiscal quarter ended September 30, 2008 (the “Report”), the undersigned each hereby certifies that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Andrew Baker
Name:	Andrew Baker
Title:	Chairman and Chief Executive Officer – Principal Executive Officer

By:	/s/ Richard Michaelson
Name:	Richard Michaelson
Title:	Chief Financial Officer – Principal Financial and Accounting Officer
Date:	November 5, 2008

A signed original of this written statement required by Section 906 has been provided to Life Sciences Research, Inc. and will be retained by Life Sciences Research, Inc. and forwarded to the Securities and Exchange Commission or its staff upon request.